UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2023

Udemy, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40956	27-1779864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 813-1710
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	UDMY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On February 14, 2023, Udemy, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 13, 2023, the Company committed to a reduction in force that is expected to result in the termination of approximately 10% of the Company’s global workforce. The Company took this step to decrease its costs during the current macroeconomic environment and create a more streamlined organization to support its business. As a result, the Company expects to recognize restructuring charges between $9 million and $11 million in the first quarter of 2023, primarily consisting of personnel expenses such as salaries and wages, one-time severance payments, and other benefits. Cash payments related to these expenses will be paid out primarily during the first and second quarters of 2023. Also included in the indicated range is an immaterial amount of stock-based compensation expense that will be recognized in the first quarter of 2023 as a result of modifications to allow vesting of certain stock-based awards held by impacted personnel. The reduction in force is expected to be completed by the end of the second quarter of 2023.

The estimates of costs and expenses that the Company expects to incur in connection with the reduction in force are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction in force.

A message to the Company’s employees from Gregg Coccari, the Company’s chief executive officer, regarding the reduction in force is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K, including the accompanying exhibits, contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, those related to the expected costs and benefits associated with the reduction in force as well as the Company’s timeline for completing the reduction in force and recognition of associated costs. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recent Quarterly report on Form 10-Q and Annual Report on Form 10-K. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. For example, the expected costs associated with the reduction in force may be greater than anticipated, completion of the reduction in force may take longer than anticipated, the Company may be unable to realize the contemplated benefits in connection with the reduction in force, and the reduction in force may have an adverse impact on the Company’s performance. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 14, 2023
99.2	Message to Udemy, Inc. employees from Gregg Coccari on February 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UDEMY, INC.

Date:	February 14, 2023	By:	/s/ Ken Hirschman
Ken Hirschman SVP Operations and General Counsel